UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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NOBLE ROMAN’S, INC.
(Name of Registrant as Specified in Its Charter)

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NOBLE ROMAN’S, INC.

6612 E. 75TH STREET, SUITE 450

INDIANAPOLIS, INDIANA 46250

 (317) 634-3377

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 15, 2022

To the Shareholders of Noble Roman’s, Inc.:

We are notifying you that the 2022 annual meeting of shareholders of Noble Roman’s, Inc., an Indiana corporation (“Noble Roman’s” or the “Company”), will be held at 10:30 a.m. local time on Friday, July 15, 2022, at the conference room in Heritage Park at 6612 E. 75th Street, Indianapolis, Indiana 46250, for the following purposes:

1.	To elect two Class II directors, to serve until the 2025 annual meeting of shareholders or until their successor are elected and qualified;

2.	To ratify the selection of Somerset CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

3.	To transact any other business that is properly brought before the annual meeting or any adjournment thereof.

Noble Roman’s board of directors has fixed the close of business on June 14, 2022 as the record date to determine the shareholders who are entitled to notice of, and to vote at, the annual meeting. Only holders of record of Noble Roman’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof.

Please read carefully the accompanying proxy statement. The proxy statement is deemed incorporated by reference in and forms a part of this Notice.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on July 15, 2022 – the Proxy Statement and the Annual Report on Form 10-K are available at www.nobleromans.com under the heading “Investor Relations.”

Whether or not you plan to attend the annual meeting in person, please promptly complete, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. You may revoke your proxy in the manner described in the proxy statement at any time before the proxy has been voted at the annual meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the matters considered at the annual meeting.

By Order of the Board of Directors of Noble Roman’s, Inc.

/s/ Paul W. Mobley
Paul W. Mobley
Executive Chairman and Chief Financial Officer

June 15, 2022

NOBLE ROMAN’S, INC.

6612 E. 75TH STREET, SUITE 450

INDIANAPOLIS, INDIANA 46250

(317) 634-3377

PROXY STATEMENT

Annual Meeting of Shareholders

July 15, 2022

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Noble Roman’s, Inc., an Indiana corporation (“Noble Roman’s,” “we” or the “Company”), for use at the annual meeting of shareholders to be held on Friday, July 15, 2022 at 10:30 a.m., local time, in the conference room in Heritage Park at 6612 E. 75th Street, Indianapolis, Indiana 46250, and any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the annual meeting of shareholders.

Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, or the one of them who acts, will vote all shares subject to the proxy as follows:

1.

FOR the election of Mr. Paul Mobley and Mr. William Wildman as Class II directors of the Company, to serve until the 2025 annual meeting of shareholders or until their successor are elected and qualified;

2.	FOR the ratification of the engagement of Somerset CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

3.	In their discretion on the transaction of such other business as may properly come before the annual meeting.

This proxy statement, the notice of annual meeting and the accompanying proxy form were first mailed to the holders of our common stock on or about June 15, 2022. We will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. Our directors, officers and employees also may solicit proxies personally or by telephone or other means, but they will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, may be requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

A shareholder who executes a proxy may revoke it at any time before it is exercised by delivering to us another proxy bearing a later date, by submitting written notice of the revocation to our corporate secretary, or by personally appearing at the annual meeting and casting a contrary vote.

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VOTING RIGHTS AND SOLICITATION OF PROXIES

Only common shareholders of record at the close of business on June 14, 2022 are entitled to notice of, and to vote at, the annual meeting. On such date, there were 22,215,512 shares of our common stock outstanding. There are approximately 222 holders of record of our common stock. Holders of common stock are entitled to one vote for each share held on each matter to be voted upon at the annual meeting.

The Company’s Amended and Restated By-Laws (the “By-Laws”) provide that the holders of a majority of the Company’s outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and “broker non-votes” will be counted as present for the purpose of determining the presence of a quorum.

A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The election of directors is not considered a “routine” matter.  If you are a beneficial owner, failure to provide instructions to your broker will result in your shares not being voted in connection with the election of directors. The ratification of the selection of Somerset CPAs, P.C. as the Company’s independent registered public accounting firm for 2022 is considered a “routine” matter and a broker has the discretionary voting power to vote on this matter without any instructions from the beneficial owner. Broker non-votes are counted for purposes of determining a quorum, but will have no effect on the election of directors or the ratification of the selection of Somerset CPAs, P.C. An abstention will not count as a vote against the ratification of the selection of Somerset CPAs, P.C.

The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting and eligible to vote is required for the election of the director nominees. At this year’s meeting there are two duly nominated individuals for election as a Class II directors. Therefore, a nominee will be elected if he receives any votes “FOR” his election, regardless of how many votes to “WITHHOLD AUTHORITY” that nominee receives.

The affirmative vote of holders of a majority of the shares present in person or represented by proxy at the meeting and voting on such matter will be required for: (1) ratification of Somerset CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and (2) for the approval of any other matter that might be properly raised and submitted to a vote at the meeting. Consistent with our By-Laws the agenda for this year’s meeting is set and no additional matters may be submitted for consideration by our shareholders at the meeting other than the procedural issues such as adjournment, postponement or continuation. On procedural issues, all shares represented by proxy may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law.

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ELECTION OF DIRECTORS

At the 2022 annual meeting of shareholders, in accordance with the Company’s By-Laws, the shareholders will elect two Class II directors to serve until the 2025 annual meeting of shareholders or until their successors are duly elected and qualified. The board of directors has nominated Mr. Paul Mobley and Mr. William Wildman as Class II directors. Mr. Mobley and Mr. Wildman are currently directors of the Company, have consented to being named in this proxy statement, and have agreed to continue to serve as directors, if elected.

Should the nominees become unavailable or decline to serve for any reason, the Company expects that each person named in the proxy will vote for the election of another person as may be designated by the board of directors. The board of directors is not aware of any circumstances likely to cause the nominees to be unavailable for election or to decline to serve.

The board of directors recommends a vote “FOR” the election of the director nominees.

Set forth below is certain information regarding the director nominees, the executive officers and the directors of the Company:

Name	Age	Positions with the Company
Paul W. Mobley	81	Executive Chairman of the Board, Chief Financial Officer and Class II Director
A. Scott Mobley	58	Chief Executive Officer, President, Secretary and Class III Director
Douglas H. Coape-Arnold	76	Class I Director
Marcel Herbst	51	Class I Director
Troy Branson	58	Executive Vice President of Franchising
William Wildman	73	Class II Director
Susan Ross	59	Vice President Corporate Communications

The officers of the Company serve at the discretion of the board of directors and are elected at the annual meeting of the board of directors. The board of directors has a classified structure in which the directors are divided into three classes with approximately one-third of the directors standing for election each year. Under this structure, directors serve staggered three-year terms or until their successors are duly elected and qualified. At this year’s meeting, two Class II directors are standing for re-election.

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The following is a brief description of the previous business background of the director nominees and our executive officers and directors:

Paul W. Mobley has been Executive Chairman of the Board and Chief Financial Officer since November 2014. Prior to November 2014, Mr. Mobley was Chairman of the Board, Chief Executive Officer and Chief Financial Officer since December 1991, and a director since 1974. Mr. Mobley was President of the Company from 1981 to 1997. From 1974 to 1978, he also served as Vice President and Chief Operating Officer of the Company and from 1978 to 1981 as its Senior Vice President. Mr. Mobley has a B.S. in Business Administration from Indiana University and is a CPA. He is the father of A. Scott Mobley.

A. Scott Mobley has been President and Chief Executive Officer since November 2014. Prior to November 2014, Mr. Mobley was President and Chief Operating Officer since 1997. He has served as a director since 1992, and Secretary since 1993. Mr. Mobley was Vice President from 1988 to 1997, and from 1987 until 1988 he also served as Director of Marketing for the Company. Prior to joining the Company Mr. Mobley was a strategic planning analyst with a division of Lithonia Lighting Company. Mr. Mobley has a B.S. in Business Administration from Georgetown University, and an MBA from Indiana University. He is the son of Paul W. Mobley.

Douglas H. Coape-Arnold has been a director of the Company since 1999. Mr. Coape-Arnold has been Managing General Partner of Geovest Capital Partners, L.P. since 1997, and was Managing Director of TradeCo Global Securities, Inc. from 1994 to 2002.

Marcel Herbst has been a director of the Company since July 2016. Mr. Herbst is the co-founder and portfolio manager of Herbst Capital Management, LLC and has over 15 years of investment experience in equities, fixed income and commodities. Mr. Herbst started his professional career in 1991 in Germany with a commercial diploma in banking. Prior to founding Herbst Capital Management, LLC, Mr. Herbst had more than 10 years’ experience in the management of hospitality services for large, upscale, branded properties in the US and Europe. Most recently he served as the Director of Food and Beverage at the 1544-room Hilton Chicago, overseeing $40 million in annual food and beverage revenue. Mr. Herbst has a Bachelor degree of Business Administration from Schiller International University in Heidelberg, Germany and a Master’s degree of Management in Hospitality concentrating in food and beverage from Cornell University.

William Wildman has been a director of the Company since June 2019. Mr. Wildman is the President and Chief Executive Officer of Pinnacle Commercial Capital (“Pinnacle”), a provider of growth funding to multi-unit franchisees and franchisors. Mr. Wildman has extensive working knowledge of restaurant concepts, their franchisors and their franchise groups, including both multi-unit and single-unit operators. Before founding Pinnacle, Mr. Wildman served as a Vice President with each of Provident Bank, a regional commercial bank, Atherton Capital, a San Francisco-based capital markets lender, and Meridian Financial Corporation, an equipment leasing company in Indianapolis. Mr. Wildman studied business and law at the University of Evansville and undertook additional financial management studies at the Indiana Banking School at Purdue.

Troy Branson has been Executive Vice President of Franchising for the Company since 1997, and from 1992 to 1997, he was Director of Business Development. Before joining the Company, Mr. Branson was an owner of Branson-Yoder Marketing Group from 1987 to 1992. Mr. Branson received a B.S. in Business from Indiana University.

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Susan Ross has been Vice President of Corporate Communications for the Company since July 2019, Director of Marketing since 2013 and various other positions with the Company since 2003. Ms. Ross received a B.A. in Visual Communications from Purdue University.

When determining whether the directors and the director nominees have the experience, qualifications, attributes, diversity and skills, taken as a whole, to enable the board of directors to satisfy its responsibilities to the Company effectively in light of the Company’s business and structure, the board focused primarily on the information discussed in each of the directors’ individual biographies above, in particular with respect to: (a) Paul W. Mobley, his financial acumen and his extensive knowledge and understanding of the Company and its operations, other franchisor business and the industries in which the Company competes; (b) A. Scott Mobley, his extensive knowledge and understanding of the Company and its operations, as well as the industries in which the Company competes; (c) Douglas H. Coape-Arnold, his financial acumen and strong business background; (d) Marcel Herbst, his financial acumen and his strong background in business and finance; and (e) William Wildman, his financial acumen and his strong background in business and finance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of June 14, 2022, there were 22,215,512 shares of the Company’s common stock outstanding. The following table sets forth the amount and percentage of the Company’s common stock beneficially owned on June 14, 2022, including shares that may be acquired by the exercise of options, by: (A) each director and named executive officer individually; (B) each beneficial owner of more than 5% of the Company’s outstanding common stock known to the Company; and (C) all executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Common Stock (2)
Corbel Capital Partners SBIC, L.P.	2,250,000 (3)	9.2%
Paul W. Mobley	3,729,368 (4)	15.5
A. Scott Mobley	2,071,245 (5)	8.9
Douglas H. Coape-Arnold	570,000 (6)	2.5
Marcel Herbst	965,000 (7)	4.2

Troy Branson	377,500 (8)	1.7
William Wildman	205,000 (9)	0.9
Robert P. Stiller	2,178,465 (10)	9.8
Susan Ross	83,000 (11)	-
All executive officers and directors as a group (7) persons)	8,001,113	30.1%

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(1)	All shares owned directly with sole investment and voting power, unless otherwise noted.

(2)

The percentage calculations are based upon 22,215,512 shares of the Company’s common stock issued and outstanding as of the most recent practicable date and, for each officer or director of the group, the number of shares subject to options, warrants or conversion rights exercisable within 60 days of June 14, 2022.

(3)

According to the information provided to the Company in a Schedule 13G, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2020, the total includes warrants to purchase up to 2,250,000 shares. The Schedule 13G states that the filer has sole voting power and sole dispositive power for all such shares. Corbel’s address is 11777 San Vicente Blvd., Suite 777, Los Angeles, California 90049.

(4)

The total includes 1,633,333 shares of common stock subject to options granted under a stock option plan and warrants to purchase 150,000 shares. Mr. Mobley’s address is 6612 E. 75th Street, Suite 450, Indianapolis, Indiana 46250.

(5)	The total includes 1,078,334 shares of common stock subject to options granted under a stock option plan. Mr. Mobley’s address is 6612 E. 75th Street, Suite 450, Indianapolis, Indiana 46250.

(6)	The total includes 570,000 shares of common stock subject to options granted under a stock option plan. Mr. Coape-Arnold’s address is 6612 E. 75th Street, Suite 450, Indianapolis, Indiana 46250.

(7)

The total includes 235,000 shares of common stock subject to options granted under a stock option plan, 400,000 shares issuable upon conversion of convertible notes and 200,000 shares issuable upon exercise of warrants. Mr. Herbst’s address is 6612 E. 75th Street, Suite 450, Indianapolis, Indiana 46250.

(8)	The total includes 347,500 shares of common stock subject to options granted under a stock option plan. Mr. Branson’s address is 6612 E. 75th Street, Suite 450, Indianapolis, Indiana 46250.

(9)	The total includes 155,000 shares of common stock subject to options granted under a stock option plan. Mr. Wildman’s address is 6612 E. 75th Street, Suite 450, Indianapolis, Indiana 46250.

(10)

According to information provided to the Company in a Form 4 filing, filed with the SEC on February 4, 2022, which included transactions subsequent to those reflected in Mr. Stiller’s most recent Schedule 13G filing with the SEC. The filer’s address is c/o Sunrise Management Services, LLC, 515 N. Flagler Drive, Suite 1702, West Palm Beach, Florida 33401.

(11)	The total includes 83,000 shares of common stock subject to options granted under a stock option plan. Ms. Ross’ address is 6612 E. 75th Street, Suite 450, Indianapolis, Indiana 46250.

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CORPORATE GOVERNANCE

For a number of years until November 2014, the Company operated using a common U.S. board leadership structure under which the Chief Executive Officer also served as Chairman of the board of directors. In November 2014, the Company determined to separate these roles and appointed Paul W. Mobley to serve as the Executive Chairman of the board of directors and A. Scott Mobley to serve as Chief Executive Officer. The Company may elect to combine these positions in the future if it determines it is best for the Company and its shareholders.

Our whole board of directors has responsibility for the oversight of risk management. Our whole board of directors from time to time discusses with management areas of material risk exposures, their potential impact on the Company, the steps we take to monitor risk exposure, and controls to mitigate such exposures.

The Company has adopted a code of ethics for its senior executive and financial officers. The code of ethics can be obtained without charge by contacting the Company’s executive office at 6612 E. 75th Street, Suite 450, Indianapolis, Indiana, and requesting a copy of the code of ethics.

In 2021, the board of directors met two times, and each of the directors of the Company attended the meeting of the board of directors. All directors are encouraged to attend our annual meeting of shareholders. The Company last held an annual meeting of shareholders on July 2, 2021, at which all directors were in attendance. The Company does not have standing audit, compensation, or nominating and corporate governance committees.

Certain Relationships and Transactions

The Company has reviewed all transactions to which the Company and officers and directors of the Company are a party or have a financial interest. The board of directors of the Company has adopted a policy that all transactions between the Company and its officers, directors, principal shareholders and other affiliates must be approved by a majority of the Company’s disinterested directors and be conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

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The Company sold 48 units in a private placement which began in October 2016 and was completed in January 2017. Each unit consists of a note in the principal amount of $50,000 with interest at the rate of 10% per annum and convertible to the Company’s common stock at the rate of $.50 per share and a warrant to purchase 50,000 shares of the Company’s common stock at $1.00 per share. Three of those units were purchased by Paul W. Mobley, and four units were purchased by Mr. Herbst. The units purchased by Mr. Mobley and Mr. Herbst were on the same terms and conditions as the other 41 units that were purchased by independent investors. In December 2018, the Company offered to extend the maturity of the convertible notes and the expiration date of the warrants to January 2023. The holders of $775,000 principal amount of the convertible notes and corresponding warrants, including Mr. Mobley and Mr. Herbst, accepted the Company’s offer. In February 2020, the Company repaid, in conjunction with the Company’s refinancing, $1,275,000 in principal amount of notes terminating the holders right to convert and canceling their warrants. Now outstanding are $625,000 principal amount of notes convertible to stock at $.50 per share and warrants to purchase 775,000 shares of stock at $.57 per share.

The Company’s board of directors is currently comprised of: Paul W. Mobley, our Executive Chairman and Chief Financial Officer; A. Scott Mobley, our President and Chief Executive Officer; Douglas H. Coape-Arnold; Marcel Herbst; and William Wildman. For the purpose of determining director independence, the Company has adopted the New York Stock Exchange definition of independence. The board of directors has determined that Mr. Coape-Arnold, Mr. Herbst and Mr. Wildman are independent directors under that definition.

Board Role in Audit Process

The board of directors does not have a separately established audit committee. Because no separate audit committee has been established, the board of directors, as a whole, performs certain functions ordinarily delegated to an audit committee. The board of directors has determined that each of Mr. Coape-Arnold, Mr. Herbst and Mr. Wildman qualify as an “Audit Committee Financial Expert.”

The board of directors has reviewed, and communicated with management and with Somerset CPAs, P.C., the Company’s independent auditor, with respect to, the Company’s audited consolidated financial statements as of December 31, 2021 and for the year then ended. The board of directors also has communicated with Somerset CPAs, P.C. with respect to the matters required to be discussed by Statement on Auditing Standard No. 1301, “Communication with Audit Committees.” The board of directors has received the written disclosures and the letter from Somerset CPAs, P.C. required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the board of directors concerning independence and has communicated with the independent accountant with respect to the independent accountant’s independence. Based upon the board of directors’ review and communications noted above, the board of directors authorized the audited consolidated financial statements of the Company to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC.

Board of Directors of Noble Roman’s, Inc.

Paul W. Mobley, A. Scott Mobley, Douglas Coape-Arnold,

Marcel Herbst and William Wildman

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Board Role in Nominations

The Company does not have a standing nominating committee. The board of directors does not believe that a nominating committee is necessary due to the Company’s relatively small size, the relatively small size of its board of directors, and its historically limited need to add new directors. When the Company has had a vacancy on the board of directors, the entire board has participated in the nomination process. The board expects all of the directors to participate in the nomination process and in the review of potential nominees. The board of directors does not have a formal policy regarding the consideration of shareholder nominees; however, the board will consider candidates on a case-by-case basis. There are no specific qualifications that a candidate must have in order to be considered. When a vacancy exists, the board generally relies on the personal knowledge and references of the directors and publicly available data to identify potential nominees.

The Company’s By-Laws contain the procedures by which shareholders may nominate directors. Among other items, these provisions set forth the procedures that shareholders must follow in order for a shareholder nominee to be considered at a meeting, the information that a shareholder must provide to the Company with respect to itself and the nominee, and the deadlines by which a shareholder nomination must be received in order to be considered at a meeting.

Board Role in Compensation Determinations

The Company does not have a standing compensation committee. The compensation program is supervised by the entire board of directors. The board of directors does not believe that a compensation committee is necessary due to the Company’s relatively small size and the relatively small size of its board of directors. All directors participate in compensation discussions. A director that is also an officer does not vote on his own compensation. The compensation of the Executive Chairman/Chief Financial Officer and the President/Chief Executive Officer of the Company has been set by long-term contracts with those individuals. The compensation of other executive officers of the Company is recommended by the Executive Chairman/Chief Financial Officer and President/Chief Executive Officer and reviewed by the Company’s board of directors as it deems appropriate. Other than the Executive Chairman/Chief Financial Officer and President/Chief Executive Officer, no other executive officer participates in the compensation process.

Communication with the Board

Communications by shareholders or by other parties may be sent to the board of directors by U.S. mail or overnight delivery and should be addressed to the Board of Directors c/o Secretary, Noble Roman’s, Inc., 6612 E. 75th Street, Suite 450, Indianapolis, Indiana 46250. Communications directed to the entire board of directors, or one or more directors, will be reviewed by the Secretary and forwarded to the board of directors as appropriate and may be made anonymously.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Because no separate Compensation Committee has been established, the board of directors, as a whole, performs certain functions ordinarily delegated to a Compensation Committee. Paul W. Mobley, A. Scott Mobley, Douglas H. Coape-Arnold, Marcel Herbst and William Wildman all participated in executive compensation decisions for the year ended December 31, 2021.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2020 and 2021

The following table sets forth the cash and non-cash compensation awarded to or earned by the Executive Chairman of the Board and Chief Financial Officer, the Chief Executive Officer, President and Secretary and the one other highest paid executive officer of the Company.

Name and Principal Position(s)	Year	Salary	Non-Equity Incentive Compensation	Option Awards(1)	Total Compensation
Paul W. Mobley	2021	$315,000	$-	$4,900	$319,900
Executive Chairman of the Board and Chief Financial Officer	2020	$300,000	$-	$3,500	$303,500

A. Scott Mobley	2021	$461,506	$-	$8,400	$469,906
Chief Executive Officer, President and Secretary	2020	$444,568	$-	$4,000	$448,568

Troy Branson	2021	$132,308	$72,728	$2,450	$207,486
Executive Vice President	2020	$120,000	$77,110	$1,500	$198,610

(1) These amounts represent the grant date fair value of the option awards. See “—Equity Incentive Awards” for information regarding valuation of stock option grants.

Equity Incentive Awards

The Company maintains an employee stock option plan for our employees, officers and directors that is designed to motivate them to increase shareholder value. Any employee, officer or director of the Company is eligible to be awarded options under the plan. The employee stock option plan provides that any options issued pursuant to the plan for non-director employees will have a three-year vesting period and for director employees will vest one-third each year and both will expire ten years after the date of grant. The vesting period is intended to provide incentive for longevity with the Company. Awards under the plan are periodically made at the recommendation of the Executive Chairman/Chief Financial Officer and President/Chief Executive Officer, and then approved by the board of directors. The employee stock option plan does not have a limit on the number of shares that may be issued under the plan.

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The Summary Compensation Table includes the grant date fair value for stock options granted in 2020 and 2021 to the named executive officers under the Company’s employee stock option plan. The Company determines the grant date fair value of stock options calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 7 to the Notes to the Company’s Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, for a discussion of the Company’s determination of the grant date fair value of stock options.

In 2021, the Company granted options to purchase 463,500 shares on July 2, 2021 at an exercise price equal to the then-current market price of $0.70 per share. There were no employee stock options exercised in 2021 and 30,000 stock options were forfeited.

Employment Agreements

Paul W. Mobley has an employment agreement with the Company which: (A) fixes his base compensation at $650,000 per year for 2021 (although Mr. Mobley voluntarily reduced his base compensation to $300,000 for 2020 and 2021 and pursuant to an agreement entered into in conjunction with the Corbel financing in 2020 Mr. Mobley agreed to limit his salary in future years to a 5% per annum increase); (B) provides for reimbursement of travel and other expenses incurred in connection with his employment, including the furnishing of an automobile and health and accident insurance similar to that provided other employees; and (C) provides life insurance in an amount related to his base salary. The initial term of the agreement is seven years and the term automatically renews each year for a seven-year period unless the board of directors takes specific action to not renew. The agreement is terminable by the Company for cause as defined in the agreement. The agreement does not provide for any benefits payable as a result of a change of control of the Company.

A. Scott Mobley has an employment agreement with the Company which: (A) fixes his base compensation at $551,000 per year for 2021 (although Mr. Mobley voluntarily reduced his base compensation to $444,568 for 2020 and 2021 and pursuant to an agreement entered into in conjunction with the Corbel financing in 2020 Mr. Mobley agreed to limit his salary in future years to a 5% per annum increase); (B) provides for reimbursement of travel and other expenses incurred in connection with his employment, including the furnishing of an automobile and health and accident insurance similar to that provided other employees; and (C) provides life insurance in an amount related to his base salary. The initial term of the agreement is five years and the term automatically renews each year for a five-year period unless the board of directors takes specific action to not renew. The agreement is terminable by the Company for cause as defined in the agreement. The agreement does not provide for any benefits payable as a result of a change of control of the Company.

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Non-Equity Incentive Arrangements

The Company currently has a non-equity incentive arrangement with our Executive Vice President under which he may earn additional compensation. For 2021 and 2020, his compensation was based on 2.5% of the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for the first $2.5 million and 3.0% of Adjusted EBITDA above $2.5 million. Under these plans, the Executive Vice President was paid incentive compensation of $77,110 and $72,728 in 2020 and 2021, respectively.

Outstanding Equity Awards at Fiscal Year-End

                The following table sets forth information concerning the number of outstanding equity awards of the executive officers named in the Summary Compensation Table as of December 31, 2021.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul W. Mobley	100,000		0.58	9/30/23
	900,000		0.58	9/30/23
	33,333		0.58	6/27/22
	50,000		1.00	7/2/23
	60,000		1.00	7/2/24
	70,000		1.00	6/23/25
	60,000		0.53	7/7/26
	70,000		0.51	7/7/27
	70,000		0.623	7/6/28
	53,333	26,667	0.60	7/2/29
	23,333	46,667	0.40	9/30/30
	0	70,000	0.70	7/2/31
A. Scott Mobley	25,000		0.58	9/302/23
	300,000		0.58	9/3023
	33,334		0.58	6/27/22
	50,000		1.00	7/2/23
	60,000		1.00	7/2/24
	70,000		1.00	6/23/25
	70,000		0.53	7/7/26
	90,000		0.51	7/7/27
	80,000		0.623	7/6/28
	66,667	33,333	0.60	7/2/29
	26,667	53,333	0.40	9/30/30
	0	120,000	0.70	7/2/31
Troy Branson	10,000		0.58	9/30/23
	40,000		1.00	7/2/23
	30,000		1.00	7/2/24
	40,000		1.00	6/23/25
	35,000		0.53	7/7/26
	42,500		0.51	7/7/27
	42,500		0.623	7/6/28
		42,500	0.60	7/2/29
		30,000	0.40	9/30/30
		35,000	0.70	7/2/31

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The employee stock option plan provides that any options issued pursuant to the plan for non-director employees will have a three-year vesting period and for director employees will vest one-third each year, so long as the optionee continues to be employed by the Company, and both will expire ten years after the date of grant.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Douglas H. Coape-Arnold	19,000	2,000	-	21,000
Marcel Herbst	19,000	2,000	-	21,000
William Wildman	19,000	2,000	-	21,000

Each non-employee director is compensated: $18,000 as an annual retainer fee paid quarterly; a $500 fee for each board of directors meeting attended. The directors are all eligible for stock option grants and are reimbursed for out-of-pocket expenses incurred in connection with their board service. The board of directors currently does not have any standing committees.

The Company does not pay any separate compensation for directors that are also employees of the Company.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has appointed the firm of Somerset CPAs, P.C. (“Somerset”) as the Company’s independent registered public accounting firm for 2022. Somerset has served as the Company’s independent registered public accounting firm since 2006. Although action by the shareholders in this matter is not required, the board of directors believes that in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting, it is a matter of good practice.

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In the event our shareholders fail to approve the proposal to appoint Somerset as the Company’s independent registered public accounting firm, the board of directors will reconsider retaining another firm. Even if the selection is ratified, the board of directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The board of directors recommends a vote “FOR” the proposal to ratify the selection of Somerset CPAs, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

INDEPENDENT AUDITOR’S FEES

The following table presents fees for professional audit services rendered by Somerset CPAs for the audit of our annual financial statements and review of our quarterly financial statements, and fees billed for other services rendered by Somerset during 2021 and 2020.

	2021	2020
Audit fees and review fees (1)	$110,000	$110,000

(1) Audit fees consist of fees rendered for professional services rendered by  Somerset for the audit of our financial statements included in our annual reports on Form 10-K for the years ended December 31, 2021 and 2020, and the review of the unaudited financial statements included in our quarterly reports on Form 10-Q during 2021 and 2020.

The engagement of Somerset, for conducting the audit of the Company’s financial statements for the years ended December 31, 2021 and 2020, and for the review of its financial statements included in its Form 10-Q’s during 2021 and 2020, was pre-approved by the Company’s board of directors. Somerset has not been engaged by the Company to perform any services other than audits of the financial statements included in its Form 10-Ks and review of the financial statements in its Form 10-Qs. The board of directors does not have a pre-approval policy with respect to work performed by the Company’s independent auditor.

                Representatives of Somerset are not expected to attend the annual meeting.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

                If a shareholder wishes to have a proposal included in the Company’s proxy statement for an annual meeting, the shareholder must satisfy the requirements established under our By-Laws and the requirements established by the Securities and Exchange Commission. Rule 14a-8 under the Securities Exchange Act of 1934, as amended, requires that shareholders requesting to have a proposal included in the Company’s proxy statement for an annual meeting of shareholders must submit their proposal in writing to the Company at least 120 days before the anniversary date of the date the Company’s proxy statement was released to shareholders for the prior year’s annual meeting. Therefore, any shareholder wanting to include a proposal in the Company’s Proxy Statement for that annual meeting must submit their proposal in writing at least 120 days before the anniversary date of the date the Company’s proxy statement was released to shareholders for the prior year’s annual meeting. Therefore, any shareholder requesting to submit a proposal for inclusion in the Company’s proxy statement for the 2023 annual shareholders’ meeting must deliver a proposal to the Secretary of the Company no later than February 15, 2023.

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Any shareholder of Noble Roman’s eligible to vote in an election may also make shareholder proposals and nominations for the 2023 annual meeting outside of the process described above for proposals subject to Rule 14a-8. In order to be considered at the 2023 annual meeting, all shareholder proposals, nominations and notifications submitted outside of the process described above for proposals subject to Rule 14a-8 must (1) comply with the procedures set forth in the Company’s By-Laws, and (2) be delivered to the Secretary of the Company no earlier than March 17, 2023 and no later than April 16, 2023.

OTHER MATTERS

The board of directors does not intend to bring any matters before the meeting other than as stated in this proxy statement, and the Company is not aware that any other matters will be presented for action at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. However, consistent with the Company’s By-Laws, the agenda for this year’s meeting was set on April 23, 2022 after which no additional matters may be submitted for consideration by our shareholders at the meeting, other than procedural issues such as adjournment, postponement or continuation. Whether or not you plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy form promptly.

/s/ Paul W. Mobley
Paul W. Mobley,
Executive Chairman and Chief Financial Officer
June 1, 2022
Indianapolis, Indiana

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